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                                                                    EXHIBIT 23.1


               Consent of Independent Certified Public Accountants

We consent to the use in this Registration Statement on Form SB-2 under the Securities Act of 1933, of our report dated April 14, 2000, on the financial statements of CCM Technologies, Inc. and Subsidiaries (formerly Syntec Acquisition Corp. and Subsidiaries) as of and for the periods ended December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998 accompanying the financial statements contained in Form SB-2, and to use our name and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.


                                                  /s/KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
January 16, 2001